EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO §18 U.S.C. SECTION 1350

The undersigned, Terrence Schmid, the Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the period ended December 31, 2013 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2014	By:	/s/ Terrence Schmid
Terrence Schmid
Chief Financial Officer
(Principal Financial Officer)